First Quarter 2022 Supplemental Financial Information

Table of Contents 2 03 Corporate Overview 04 Earnings Release 08 Quarterly Highlights 09 Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) 10 Funds from Operations and Adjusted Funds from Operations 11 EBITDAre, Adjusted EBITDAre, NOI and Cash NOI 12 Consolidated Balance Sheets 13 Debt, Capitalization, and Financial Ratios 14 Investment Activity 15 Portfolio Information 19 Lease Expiration Schedule 20 Non-GAAP Measures and Definitions 23 Forward Looking and Cautionary Statements

Corporate Overview

Corporate Profile

NETSTREIT Corp. (NYSE: NTST) is an internally managed real estate investment trust (REIT) based in Dallas, Texas that specializes in acquiring single-tenant net lease retail properties nationwide. The growing portfolio consists of high-quality properties leased to e-commerce resistant tenants with healthy balance sheets. Led by a management team of seasoned commercial real estate executives, NETSTREIT's strategy is to create the highest quality net lease retail portfolio in the country in order to generate consistent cash flows and dividends for its investors.

Management Team

Mark Manheimer, Chief Executive Officer
Andy Blocher, Chief Financial Officer
Jeff Fuge, Senior Vice President of Acquisitions
Randy Haugh, Senior Vice President of Finance
Kirk Klatt, Senior Vice President of Real Estate
Trish McBratney, SVP, Chief Accounting Officer
Chad Shafer, Senior Vice President of Underwriting

Board of Directors

Todd Minnis – Chair
Matthew Troxell – Lead Independent
Michael Christodolou
Heidi Everett
Mark Manheimer
Lori Wittman
Robin Zeigler

Corporate Headquarters

2021 McKinney Avenue
Suite 1150
Dallas, Texas, 75201
Phone: (972) 597 – 4825
Website: www.netstreit.com

Transfer Agent

Computershare
PO Box 505000
Louisville, Kentucky 40233
Phone: (866) 637 – 9460
Website: www.computershare.com

NETSTREIT
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Earnings Release 4 NETSTREIT REPORTS FIRST QUARTER 2022 FINANCIAL AND OPERATING RESULTS – Net Income of $0.04 and Adjusted Funds from Operations (“AFFO”)1 of $0.29 per diluted share2 – – Completed $135.6 Million of Net Investment Activity – – Completed Forward Common Stock Offering of 10,350,000 Shares – – Increased AFFO Guidance and Net Investment Target for 2022 – Dallas TX – April 28, 2022 – NETSTREIT Corp. (NYSE: NTST) or (the “Company”), today announced financial and operating results for the first quarter ended March 31, 2022. “We're excited about our first quarter results and the outlook for the rest of 2022. We continue to find new and attractive opportunities to grow our base of investments and completed $135.6 million of net investment activity in the first quarter, including the acquisition of our first Publix grocery store, an investment grade profile tenant. In addition, we completed our first forward offering of over 10.3 million shares of our common equity early in the year, which positions us to continue our consistent growth in 2022 without a significant equity funding need to achieve our increased investment targets," said Mark Manheimer, Chief Executive Officer of NETSTREIT. FIRST QUARTER 2022 HIGHLIGHTS2 • Net income per share increased to $0.04, compared to $0.02 from prior year period • Core Funds from Operations (“Core FFO”) per share increased to $0.28, compared to $0.22 from prior year period • AFFO per share increased to $0.29, compared to $0.23 from prior year period PORTFOLIO UPDATE As of March 31, 2022, the NETSTREIT portfolio was comprised of 361 leases with 71 total tenants, contributing $77.0 million of annualized base rent3, with a weighted-average remaining lease term of 9.64 years, of which 63.9% were occupied by investment grade rated tenants and 16.7% were occupied by tenants with investment grade profiles5. The portfolio remained 100.0% occupied as of March 31, 2022. INVESTMENT ACTIVITY During the quarter ended March 31, 2022, the Company had total net investment activity of $135.6 million, which includes acquisitions, developments where rent commenced, and a mortgage loan receivable guaranteed by an investment grade tenant, net of dispositions. The Company invested approximately $90.0 million in the acquisition of 34 properties at an initial cash capitalization rate of 6.3%. Acquisitions completed during the quarter had a weighted-average remaining lease term of 8.2 years. The Company commenced rent at two development projects that had total costs of $7.6 million, and a weighted average investment yield of 7.6%. The Company also provided $5.0 million of funding to support on-going development projects, which includes one new development for an investment grade profile tenant.

Earnings Release 5 During the quarter, the Company entered into an 18-month $40.4 million mortgage loan receivable with an interest rate of 6.0%. The mortgage note is secured by underlying assets including a high performing Home Depot in the Portland, Oregon, MSA. The Company will have the right to convert the loan to fee simple ownership upon the completion of certain conditions from the borrower. The Company completed one disposition in the first quarter. The Company sold a casual dining restaurant for a contractual sales price of $2.4 million, which equated to a 5.5% cash capitalization rate. The investment grade and investment grade profile totals for the quarter (including acquisitions, developments where rent commenced, and the mortgage loan receivable) were 56.5% and 21.0%, respectively, based on total annualized base rent and interest income6. The quarter's transaction activity enhanced the portfolio diversification, increasing the total tenant count from 67 at the end of 2021 to 71 tenants and increasing geographic diversity from 41 to 42 states. BALANCE SHEET AND LIQUIDITY In January, the Company entered into forward sale agreements related to 10,350,000 shares of its common stock at a public offering price of $22.25 per share. On March 30, 2022, the Company settled a portion of shares subject to forward sale agreements and issued 3,440,962 shares of common stock, receiving net proceeds of $72.0 million, after deducting fees and expenses. The Company has until January 10, 2023 to settle the remaining shares subject to the forward sales agreements. During the quarter, the Company issued 163,774 shares of common stock at a weighted average price of $22.08 per share in connection with the ATM program for net proceeds of approximately $3.5 million, after deducting underwriting discounts and transaction costs of $0.1 million. At quarter end, total debt outstanding was $295.0 million, with a weighted average term of 2.3 years and a quarter end contractual interest rate, including the impact of the fixed rate swap, of 1.5% (excluding the impact of deferred fee amortization). 59% of the Company’s debt was at a fixed rate and the Company’s net debt to annualized adjusted EBITDA ratio was 4.6x. After giving consideration to the remaining shares in the forward sales agreement, the Company's net debt to annualized adjusted EBITDA ratio was 2.3x. Additionally, the ending cash balance was $4.7 million, and the Company had $120.0 million outstanding on its revolving line of credit. DIVIDEND On April 26, 2022, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 per share for the second quarter of 2022, which will be paid on June 15, 2022 to shareholders of record on June 1, 2022. 2022 OUTLOOK The Company is increasing its full year 2022 AFFO per share guidance by improving the range to $1.14 to $1.17 per share and net investment guidance to at least $500.0 million in 2022. This guidance is based on the following assumptions: • Increased investment activity, including acquisitions, developments where rent commenced, mortgage loan receivables, and net of dispositions, of at least $500.0 million in 2022 • The Company expects cash G&A to be in the range of $14.5 million to $15.0 million (inclusive of transaction costs), and expects non-cash compensation expense to be in the range of $5.0 million to $5.5 million

Earnings Release 6 • Due to the current rate environment, the Company is increasing the cash interest expense expectation to a range of $5.5 million to $6.5 million, with approximately $0.6 million of additional non-cash deferred financing fee amortization • Full year 2022 diluted weighted average shares outstanding, which includes the impact of OP units, are expected to be in the range of 52.0 million to 54.0 million shares Certain of the forward-looking financial measures above are provided on a non-GAAP basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant. EARNINGS WEBCAST AND CONFERENCE CALL A conference call will be held on Friday, April 29, 2022 at 10:00 AM ET. During the conference call the Company’s officers will review first quarter performance, discuss recent events, and conduct a question and answer period. The webcast will be accessible on the “Investor Relations” section of the Company’s website at www.NETSTREIT.com. To listen to the live webcast, please go to the site at least fifteen minutes prior to the scheduled start time to register, as well as download and install any necessary audio software. A replay of the webcast will be available for 90 days on the Company’s website shortly after the call. The conference call can also be accessed by dialing 1-877-451-6152 for domestic callers or 1-201-389-0879 for international callers. A dial-in replay will be available starting shortly after the call until May 6, 2022, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13728527. SUPPLEMENTAL PACKAGE The Company’s supplemental package will be available prior to the conference call in the Investor Relations section of the Company’s website at www.investors.netstreit.com. About NETSTREIT NETSTREIT is an internally managed real estate investment trust (REIT) based in Dallas, Texas that specializes in acquiring single-tenant net lease retail properties nationwide. The growing portfolio consists of high-quality properties leased to e-commerce resistant tenants with healthy balance sheets. Led by a management team of seasoned commercial real estate executives, NETSTREIT’s strategy is to create the highest quality net lease retail portfolio in the country with the goal of generating consistent cash flows and dividends for its investors. Investor Relations ir@netstreit.com 972-597-4825 (1) Non- GAAP financial measure. See "Non-GAAP Financial Measures". (2) All per share amounts herein include weighted average common shares of 44,415,807, weighted average operating partnership units of 550,673, weighted average unvested restricted stock units of 294,272, and weighted average unsettled shares under open forward equity contracts of 340,058 for the three-months ended March 31, 2022.

Earnings Release 7 (3) Annualized base rent, or ABR, is calculated by multiplying (i) cash rental payments (a) for the month ended March 31, 2022 (or, if applicable, the next full month's cash rent contractually due in the case of rent abatements, rent deferrals, recently acquired properties and properties with contractual rent increases, other than properties under development) for leases in place as of March 31, 2022, plus (b) for properties under development, the first full month's estimated permanent cash rent contractually due after the development period by (ii) 12. (4) Weighted by ABR, excluding lease extension options and mortgage loan receivables. (5) Unrated tenants with more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x. (6) The annual projected interest income on the $40.4 million mortgage loan receivable is treated as an investment grade tenant for purposes of the calculation. NON-GAAP FINANCIAL MEASURES This press release contains non-GAAP financial measures, including FFO, Core FFO, AFFO, EBITDA, EBITDAre, Adjusted EBITDAre, NOI, and Cash NOI. A reconciliation from net loss available to common shareholders to each non-GAAP financial measure, and definitions of each non-GAAP measure, are included below. FORWARD LOOKING STATEMENTS This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements concerning our business and growth strategies, investment, financing and leasing activities and trends in our business, including trends in the market for single-tenant, retail commercial real estate. Words such as “expects,” “anticipates,” “intends,” “plans,” “likely,” “will,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this press release may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. For a further discussion of these and other factors that could impact future results, performance or transactions, see the information under the heading “Risk Factors” in our Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2022 and other reports filed with the SEC from time to time. Forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. New risks and uncertainties may arise over time and it is not possible for us to predict those events or how they may affect us. Many of the risks identified herein and in our periodic reports have been and will continue to be heightened as a result of the ongoing and numerous adverse effects arising from the novel coronavirus (COVID-19). We expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.

Quarterly Highlights

(unaudited, in thousands, except share, per share data and square feet)

	Three Months Ended				
Financial Results	**March 31, 2022**	**December 31, 2021**	**September 30, 2021**	**June 30, 2021**	**March 31, 2021**
Net income (loss)	$ 1,966	$ 2,095	$ 2,944	$ (2,630)	$ 741
Net income (loss) per common share outstanding - diluted	$ 0.04	$ 0.05	$ 0.07	$ (0.07)	$ 0.02
Funds from Operations (FFO)	$ 12,667	$ 11,197	$ 8,983	$ 7,339	$ 6,662
FFO per common share outstanding - diluted	$ 0.28	$ 0.26	$ 0.22	$ 0.18	$ 0.22
Core Funds from Operations (Core FFO)	$ 12,667	$ 10,759	$ 8,983	$ 7,339	$ 6,662
Core FFO per common share outstanding - diluted	$ 0.28	$ 0.25	$ 0.22	$ 0.18	$ 0.22
Adjusted Funds from Operations (AFFO)	$ 13,135	$ 11,477	$ 9,738	$ 8,066	$ 6,946
AFFO per common share outstanding - diluted	$ 0.29	$ 0.27	$ 0.24	$ 0.20	$ 0.23
Dividends per share	$ 0.20	$ 0.20	$ 0.20	$ 0.20	$ 0.20
Weighted average common shares outstanding - diluted	45,600,810	43,308,598	41,333,579	39,790,338	30,052,940
Portfolio Metrics[1]					
Number of leases	361	327	290	267	235
Square feet	7,028,798	6,420,246	5,452,608	5,154,701	4,438,591
Occupancy	100.0 %	100.0 %	100.0 %	100.0 %	100.0 %
Weighted average lease term remaining (years)[2]	9.6	9.9	10.0	9.9	10.1
Investment grade (rated) - % of ABR[3]	63.9 %	65.2 %	70.5 %	69.9 %	69.6 %
Investment grade profile (unrated) - % of ABR[4]	16.7 %	16.4 %	14.5 %	13.5 %	11.2 %
Combined Investment grade (rated) & Investment grade profile (unrated) - % of ABR	80.6 %	81.6 %	85.0 %	83.4 %	80.8 %

(1) Metrics exclude the mortgage loan receivable.
(2) Weighted by ABR; excludes lease extension options and the mortgage loan receivable.
(3) Tenants, or tenants that are subsidiaries of a parent entity (with such subsidiary making up at least 50% of the parent company total revenue), with a credit rating of BBB- (S&P), Baa3 (Moody's) or NAIC2 (National Association of Insurance Commissioners) or higher.
(4) Tenants with investment grade credit metrics (more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x), but do not carry a published rating from S&P, Moody's, or NAIC.

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Consolidated Statement of Operations and Comprehensive Income (Loss) (unaudited, in thousands, except share and per share data) 9 Three Months Ended March 31, 2022 2021 REVENUES Rental revenue (including reimbursable) $ 20,921 $ 11,932 Interest income on mortgage loan receivable 411 — Total revenues 21,332 11,932 OPERATING EXPENSES Property 2,932 950 General and administrative 4,190 3,137 Depreciation and amortization 10,980 5,929 Provisions for impairment — 69 Transaction costs(1) 165 151 Total operating expenses 18,267 10,236 OTHER INCOME (EXPENSE) Interest expense, net (1,169) (905) Gain on sales of real estate, net 161 — Total other income (expense), net (1,008) (905) Net income before income tax expense 2,057 791 Income tax expense (91) (50) Net income 1,966 741 Net income attributable to noncontrolling interests 24 40 Net income attributable to common stockholders $ 1,942 $ 701 Amounts available to common stockholders per common share: Basic $ 0.04 $ 0.02 Diluted $ 0.04 $ 0.02 Weighted average common shares: Basic 44,415,807 28,348,975 Diluted 45,600,810 30,052,940 OTHER COMPREHENSIVE INCOME Net income $ 1,966 $ 741 Change in value on derivatives, net 6,211 2,323 Total comprehensive income $ 8,177 $ 3,064 Comprehensive income attributable to noncontrolling interests 100 164 Comprehensive income attributable to common stockholders $ 8,077 $ 2,900 (1) Represents the costs associated with abandoned acquisitions and other acquisition related expenses.

Funds From Operations and Adjusted Funds From Operations (unaudited, in thousands, except share and per share data) 10 Three Months Ended March 31, 2022 2021 GAAP Reconciliation: Net income $ 1,966 $ 741 Depreciation and amortization of real estate 10,862 5,852 Provision for impairment — 69 Gain on sales of real estate, net (161) — Funds from Operations (FFO) 12,667 6,662 Adjustments: Gain on insurance proceeds — — Core Funds from Operations (Core FFO) 12,667 6,662 Adjustments: Straight-line rent adjustments (526) (240) Amortization of deferred financing costs 157 157 Amortization of loan origination costs 13 — Amortization of above/below market lease intangibles (283) (190) Amortization of lease incentives 118 — Capitalized interest expense (56) — Non-cash compensation expense 1,045 557 Adjusted Funds from Operations (AFFO) $ 13,135 $ 6,946 FFO per common share outstanding - diluted $ 0.28 $ 0.22 Core FFO per common share outstanding - diluted $ 0.28 $ 0.22 AFFO per common share outstanding - diluted $ 0.29 $ 0.23 Dividends per share $ 0.20 $ 0.20 Dividends per share as a percent of AFFO 69% 87 % Weighted average common shares outstanding, basic 44,415,807 28,348,975 Operating partnership units outstanding 550,673 1,616,005 Unvested restricted stock units 294,272 87,960 Unsettled shares under open forward equity contracts 340,058 — Weighted average common shares outstanding, diluted 45,600,810 30,052,940 Supplemental Information Deferred rent, net(1) $ 6 $ 17 Recurring capital expenditures $ — $ — (1) Reflects the net amount of base rent that was deferred (negative amount) or collected (positive amount) as a result of COVID related rent relief provided by NETSTREIT.

EBITDAre, Adjusted EBITDAre, NOI and Cash NOI (unaudited, in thousands) 11 (1) The adjustment removes base rent and interest income for new investments completed during the period shown and replaces the removed amount with an estimated equivalent amount for the for the full period shown. The adjustment also removes base rent for properties disposed of during the period shown. (2) The adjustment removes base rent from new acquisitions completed during the period shown and replaces the removed amount with an estimated equivalent amount for the full period shown. The adjustment also removes base rent for properties disposed of during the period shown. Three Months Ended March 31, 2022 2021 GAAP Reconciliation: Net income $ 1,966 $ 741 Depreciation and amortization of real estate 10,862 5,852 Amortization of above/below market lease intangibles (283) (190) Amortization of lease incentives 118 — Non-real estate depreciation and amortization 117 77 Interest expense, net 1,169 905 Income tax expense 91 50 Amortization of loan origination costs 13 — EBITDA 14,053 7,435 Adjustments: Provision for impairments — 69 Gain on sales of real estate, net (161) — EBITDAre 13,892 7,504 Adjustments: Straight-line rent adjustments (526) (240) Non-cash compensation expense 1,045 557 Adjusted EBITDAre $ 14,411 $ 7,821 Adjusted EBITDAre $ 14,411 Adjustments for intraquarter investment activities(1) 1,333 Annualized Adjusted EBITDAre $ 62,976 290,313 Net debt / Annualized Adjusted EBITDAre 4.6x 0.00461 Net debt adjusted for outstanding forward equity / Annualized Adjusted EBITDAre 2.3x GAAP Reconciliation: Net income $ 1,966 $ 741 General and administrative 4,190 3,137 Depreciation and amortization 10,980 5,929 Provisions for impairment — 69 Transaction costs 165 151 Interest expense, net 1,169 905 Gain on sales of real estate, net (161) — Income tax expense 91 50 Interest income on mortgage loan receivable (411) — NOI 17,989 10,982 Straight-line rent adjustments (526) (240) Amortization of above/below market lease intangibles (283) (190) Amortization of lease incentives 118 — Cash NOI $ 17,298 $ 10,552 Adjustments for intraquarter investment activities(2) 1,139 Normalized Cash NOI $ 18,437 Property Operating Expense Coverage Property operating expense reimbursement $ 2,634 $ 870 Property operating expenses (2,932) (950) Property operating expenses, net $ (299) $ (80)

Consolidated Balance Sheets (unaudited, in thousands, except share data) 12 March 31, 2022 December 31, 2021 ASSETS Real estate, at cost: Land $ 313,366 $ 299,935 Buildings and improvements 693,279 626,457 Total real estate, at cost 1,006,645 926,392 Less accumulated depreciation (37,394) (30,669) Property under development 18,246 17,896 Real estate held for investment, net 987,497 913,619 Assets held for sale 7,748 2,096 Mortgage loan receivable, net 40,413 — Cash, cash equivalents and restricted cash 4,687 7,603 Lease intangible assets, net 128,856 124,772 Other assets, net 30,528 20,351 Total assets $ 1,199,729 $ 1,068,441 LIABILITIES AND EQUITY Liabilities: Term loan, net $ 174,386 $ 174,330 Revolving credit facility 120,000 64,000 Lease intangible liabilities, net 24,015 23,316 Liabilities related to assets held for sale 115 — Accounts payable, accrued expenses and other liabilities 16,166 16,980 Total liabilities $ 334,682 $ 278,626 Equity: Stockholders’ equity Common stock, $0.01 par value, 400,000,000 shares authorized; 47,921,988 and 44,223,050 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively $ 479 $ 442 Additional paid-in capital 886,351 809,724 Distributions in excess of retained earnings (42,193) (35,119) Accumulated other comprehensive income 10,258 4,123 Total stockholders’ equity 854,895 779,170 Noncontrolling interests 10,152 10,645 Total equity 865,047 789,815 Total liabilities and equity $ 1,199,729 $ 1,068,441

Debt, Capitalization, and Financial Ratios

(unaudited, in thousands, except share data)

As of March 31, 2022

Debt Summary	Maturity Date		Principal Balance	Interest Rate[1]	Rate Type	Weighted Average Years to Maturity
Unsecured revolver(2)(3)	December 23, 2023	$	120,000	1.64%	Floating	1.7 years
Unsecured term loan(4)	December 23, 2024		175,000	1.36%	Fixed	2.7 years
Principal amount of total debt			295,000			
Deferred financing costs, net(5)			(1,309)			
Carrying value of total debt		$	293,691			

Net Debt		Balance
Principal amount of total debt	$	295,000
Less: Cash, cash equivalents and restricted cash[6]		(4,687)
Net debt	$	290,313
Value of outstanding forward equity[7]		(145,569)
Net debt adjusted for outstanding forward equity	$	144,744

Key Debt Covenant Information	Required	Actual
Consolidated total leverage ratio	≤ 60.0%	26.1%
Fixed charge coverage ratio	≥ 1.50x	12.2x
Maximum secured indebtedness	≤ 40.0%	0.0%
Maximum recourse indebtedness	≤ 10.0%	0.0%
Unencumbered leverage ratio	≤ 60.0%	27.5%
Unencumbered debt yield	≥ 12.0%	20.1%
Unencumbered interest coverage ratio	≥ 2.00x	15.0x

Liquidity		Balance
Unused unsecured revolver capacity	$	130,000
Cash, cash equivalents and restricted cash[6]		4,687
Total Liquidity	$	134,687

Equity	Ending Shares/Units		Equity Market Capitalization	% of Total
Common shares[8]	47,921,988	$	1,075,369	98.9 %
OP units[8]	537,155		12,054	1.1 %
Total	48,459,143	$	1,087,423	100.0 %

Enterprise Value		Balance	% of Total
Principal amount of total debt	$	295,000	21.3 %
Equity market capitalization[8]		1,087,423	78.7 %
Total enterprise value	$	1,382,423	100.0 %

(1) Interest rate for floating rate debt, if applicable, is based on the last day of the quarter presented. Rates presented exclude the impact of capitalized loan fee amortization.
(2) Unused facility fees are charged at an annual rate of 0.15% of the unused capacity if usage exceeds 50% of the total available facility, or 0.25% of the unused facility if usage does not exceed 50%. The total facility size is $250.0 million.
(3) The revolver has a one-year extension option.
(4) Effective September 28, 2020 the floating rate underlying the term loan was swapped to an effective fixed rate of 0.21%. The swap terminates on December 23, 2024.
(5) Amount reflects a net asset balance of $0.7 million related to the revolver, and a net liability balance of $0.6 million related to the term loan.
(6) There is no restricted cash held as of March 31, 2022.
(7) Reflects the 6.9 million of unsettled shares from the January 2022 forward equity offering.
(8) Value is based on the March 31, 2022 closing price of $22.44 per share.

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Investment Activity

(unaudited, dollars in thousands)

	Three Months Ended				
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Investments[1]:					
Number of Investments	37	32	26	35	31
Gross Investment[2]	$ 137,987	$ 150,538	$ 90,128	$ 116,725	$ 88,225
Cash Capitalization Rate[3]	6.3%	6.5%	6.2%	6.5%	6.7%
Dispositions:					
Number of Occupied Properties	1	—	4	5	—
Number of Vacant Properties	—	—	—	—	—
Net Book Value[4]	$ 2,096	$ —	$ 16,160	$ 11,821	$ —
Proceeds[5]	$ 2,364	$ —	$ 18,835	$ 13,060	$ —
Cash Capitalization Rate (on occupied properties only)[6]	5.5%	N/A	6.3%	6.7%	N/A

Developments:

Industry	Location	Lease Term	Amount Funded to Date[7]	Anticipated Rent Commencement
Discount Retail	Fond Du Lac, WI	10 Years	$ 2,909	Commenced 1Q'22
Home Improvement	Sioux Falls, SD	12 Years	$ 4,692	Commenced 1Q'22
Arts & Craft	Fond Du Lac, WI	10 Years	$ 3,030	2Q'2022
Discount Retail	Yuma, AZ	10 Years	$ 4,004	2Q'2022
Dollar Stores	Woodland, AL	10 Years	$ 967	2Q'2022
Arts & Craft	D'Iberville, MS	15 Years	$ 2,554	3Q'2022
Arts & Craft	Winder, GA	15 Years	$ 1,556	3Q'2022
Arts & Craft	Sheboygan, WI	10 Years	$ 2,851	4Q'2022
Discount Retail	Sheboygan, WI	10 Years	$ 1,163	4Q'2022
Discount Retail	Alpena, MI	10 Years	$ 965	4Q'2022
TBD	Sumter, SC	TBD	$ 1,123	TBD

(1) Excludes on-going development activity, but includes developments where rent commenced during the period shown.
(2) Includes mortgage loan receivables and gross book value of developments where rent commenced during the period shown, as well as all expenditures that were capitalized as part of the transaction, including acquisition costs, and any incentives provided to the seller and/or tenant at closing.
(3) Calculated by dividing in-place ABR, or interest income, at the time of the investment by the Gross Investment.
(4) Represents all capitalized costs associated with the property, less impairment charges and net of accumulated depreciation.
(5) Reflects contractual sales price.
(6) The rate only applies to properties that were occupied at the time of the disposition. It is calculated by dividing the in-place ABR at the time of disposition by the contractual sales price.
(7) Represents capitalized acquisition and development costs, including capitalized interest.

NETSTREIT 14

0.0% 25.0% 50.0% 75.0% 100.0% Defensive Industries Tenant Credit Portfolio Information (unaudited, dollars in thousands) 15 63.9% Investment Grade 16.7% Investment Grade Profile 11.0% Sub- Investment Grade 8.4% Sub- Investment Grade Profile 50.9% Necessity 20.0% Discount 15.7% Service 13.4% Other Portfolio Metrics(1) March 31, 2022 Number of leases 361 Number of states 42 Square feet 7,028,798 Tenants 71 Industries 23 Occupancy 100.0% Weighted average lease term remaining (years)(2) 9.6 Tenant Quality Number of Leases ABR % of ABR Investment grade (rated)(3) 253 $ 49,185 63.9% Investment grade profile (unrated)(4) 46 12,890 16.7% Sub-investment grade (rated)(5) 26 8,449 11.0% Sub-investment grade profile (unrated) 36 6,453 8.4% Total 361 $ 76,976 100.0% (1) Metrics exclude the mortgage loan receivable. (2) Weighted by ABR; excludes lease extension options and interest income from the mortgage loan receivable. (3) Tenants, or tenants that are subsidiaries of a parent entity (with such subsidiary making up at least 50% of the parent company total revenue), with a credit rating of BBB- (S&P), Baa3 (Moody's) or NAIC2 (National Association of Insurance Commissioners) or higher. (4) Tenants with investment grade credit metrics (more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x), but do not carry a published rating from S&P, Moody's, or NAIC. (5) Tenants, or tenants that are subsidiaries of a parent entity (with such subsidiary making up at least 50% of the parent company total revenue), with a credit rating of BB+ (S&P), Ba1 (Moody's) or NAIC3 (National Association of Insurance Commissioners) or lower.

Portfolio Information (cont'd)

(unaudited, dollars in thousands)

Top 20 Tenants[1]	Number of Leases		ABR	% of ABR	Credit rating
Hobby Lobby	14	$	5,468	7.1%	IG Profile
Walgreens	18		5,200	6.8%	BBB / Baa2
7-Eleven	21		4,879	6.3%	A / Baa2
Dollar General	43		4,341	5.6%	BBB / Baa2
Advance Auto Parts	40		3,957	5.1%	BBB- / Baa2
CVS pharmacy	19		3,917	5.1%	BBB / Baa2
Walmart	6		3,770	4.9%	AA / Aa2
Lowe's	4		3,578	4.6%	BBB+ / Baa1
Best Buy	6		3,150	4.1%	BBB+ / A3
Dollar Tree / Family Dollar	27		2,638	3.4%	BBB / Baa2
Floor & Decor	2		2,615	3.4%	BB- / Ba3
Big Lots!	9		2,382	3.1%	IG Profile
Ollie's Good Stuff Cheap	9		2,282	3.0%	IG Profile
The Home Depot	2		1,944	2.5%	A / A2
Harbor Freight	11		1,568	2.0%	BB- / Ba3
Tractor Supply Co	6		1,386	1.8%	BBB / Baa1
Fresenius	6		1,325	1.7%	BBB / Baa3
Ahold Delhaize	2		1,268	1.6%	BBB / Baa1
Burlington	3		1,205	1.6%	BB+ / Ba2
Kroger	3		1,198	1.6%	BBB / Baa1
Total	251	$	58,072	75.4%	

(1) Metrics exclude the mortgage loan receivable.

NETSTREIT

16

Portfolio Information (cont'd)

(unaudited, dollars in thousands)

State[(1)]	Number of Leases		ABR	% of ABR
Texas	37	$	8,397	10.9%
Illinois	20		7,787	10.1%
Ohio	30		4,974	6.5%
Georgia	21		4,794	6.2%
Wisconsin	16		3,466	4.5%
Alabama	19		3,260	4.2%
New York	13		3,143	4.1%
Pennsylvania	20		3,062	4.0%
California	10		2,876	3.7%
Mississippi	13		2,787	3.6%
Indiana	13		2,691	3.5%
Virginia	5		2,655	3.4%
Michigan	9		2,375	3.1%
Florida	15		2,280	3.0%
Arizona	5		1,837	2.4%
Louisiana	6		1,730	2.2%
Washington	3		1,399	1.8%
South Carolina	9		1,373	1.8%
Kentucky	4		1,366	1.8%
New Mexico	5		1,337	1.7%
Arkansas	7		1,182	1.5%
Tennessee	5		1,165	1.5%
Missouri	5		960	1.2%
North Carolina	5		898	1.2%
Oklahoma	7		897	1.2%
Kansas	4		892	1.2%
Maryland	4		829	1.1%
Massachusetts	4		751	1.0%
Connecticut	3		680	0.9%
Nebraska	2		662	0.9%
Vermont	10		633	0.8%
Iowa	6		598	0.8%
Minnesota	5		618	0.8%
New Jersey	4		574	0.7%
Colorado	4		449	0.6%
West Virginia	3		418	0.5%
South Dakota	1		331	0.4%
Utah	2		317	0.4%
Nevada	2		186	0.2%
New Hampshire	3		157	0.2%
Idaho	1		99	0.1%
North Dakota	1		92	0.1%
Total	361	$	76,976	100.0%

(1) Metrics exclude the mortgage loan receivable.

NETSTREIT

17

Portfolio Information (cont'd)

(unaudited, dollars in thousands)

Industry[(1)]	Defensive Category	Number of Leases		ABR	% of ABR
Home Improvement	Necessity	30	$	11,245	14.6%
Drug Stores & Pharmacies	Necessity	37		9,117	11.8%
Discount Retail	Discount	30		8,436	11.0%
Dollar Stores	Discount	70		6,979	9.1%
Convenience Stores	Service	25		5,621	7.3%
Arts & Crafts	Other	14		5,468	7.1%
Auto Parts	Necessity	59		5,249	6.8%
Grocery	Necessity	12		5,131	6.7%
General Retail	Necessity	6		3,708	4.8%
Consumer Electronics	Other	6		3,150	4.1%
Quick Service Restaurants	Service	18		2,891	3.8%
Healthcare	Necessity	12		2,346	3.0%
Farm Supplies	Necessity	6		1,386	1.8%
Automotive Service	Service	13		1,222	1.6%
Health and Fitness	Service	1		985	1.3%
Furniture Stores	Other	2		878	1.1%
Casual Dining	Service	4		702	0.9%
Equipment Rental and Leasing	Service	5		679	0.9%
Banking	Necessity	4		551	0.7%
Apparel	Other	4		481	0.6%
Wholesale Warehouse Club	Necessity	1		417	0.5%
Gift, Novelty, and Souvenir Shops	Other	1		200	0.3%
Home Furnishings	Other	1		134	0.2%
Total		361	$	76,976	100.0%

Defensive Category	Number of Leases		ABR	% of ABR
Necessity	167	$	39,151	50.9%
Discount	100		15,415	20.0%
Service	66		12,099	15.7%
Other	28		10,311	13.4%
Total	361	$	76,976	100.0%

(1) Metrics exclude the mortgage loan receivable.

NETSTREIT

18

Lease Expiration Schedule

(unaudited, dollars in thousands)

Year of Expiration	Number of Leases Expiring	ABR Expiring[1]	ABR Expiring as a % of Total Portfolio
2022	-	-	0.0%
2023	4	1,004	1.3%
2024	3	442	0.6%
2025	8	2,400	3.1%
2026	16	3,416	4.4%
2027	15	4,140	5.4%
2028	33	5,061	6.6%
2029	51	8,086	10.5%
2030	39	9,153	11.9%
2031	59	10,760	14.0%
2032	30	7,628	9.9%
2033	22	2,329	3.0%
2034	14	3,904	5.1%
2035	23	7,981	10.4%
2036	24	5,332	6.9%
2037	5	1,467	1.9%
2038	1	255	0.3%
2039	7	1,110	1.4%
2040	2	425	0.6%
2041	3	846	1.1%
2042	1	985	1.3%
2043	1	254	0.3%
TOTAL	361	$ 76,976	100%

(1) Weighted by ABR; excludes lease extension options and the mortgage loan receivable.

NETSTREIT

19

Non-GAAP Measures and Definitions 20 FFO, Core FFO, and AFFO FFO means funds from operations. It is a non-GAAP measure defined by NAREIT as net income (computed in accordance with GAAP), Our FFO is net income in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property. Core FFO means core funds from operations. Core FFO is a non-GAAP financial measure defined as FFO adjusted to remove the effect of unusual and non-recurring items that are not expected to impact our operating performance or operations on an ongoing basis. Historically, these have included gains from forfeited earnest money deposits, non-recurring public company costs, and gains from insurance proceeds. AFFO means adjusted funds from operations. AFFO is a non-GAAP financial measure defined as Core FFO adjusted for GAAP net income related to non-cash revenues and expenses, such as straight-line rent, amortization of above- and below-market lease-related intangibles, amortization of lease incentives, capitalized interest expense, non-cash compensation expense, and amortization of deferred financing and amortization of loan origination costs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values historically have risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance. We further consider FFO, Core FFO and AFFO to be useful in determining funds available for payment of distributions. FFO, Core FFO and AFFO do not represent net income or cash flows from operations as defined by GAAP. You should not consider FFO, Core FFO and AFFO to be alternatives to net income as a reliable measure of our operating performance; nor should you consider FFO, Core FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity. FFO, Core FFO and AFFO do not measure whether cash flow is sufficient to fund our cash needs, including principal amortization, capital improvements and distributions to stockholders. FFO, Core FFO and AFFO do not represent cash flows from operating, investing or financing activities as defined by GAAP. Further, FFO, Core FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO, Core FFO and AFFO.

EBITDA, EBITDAre and Adjusted EBITDAre EBITDA is computed by us as earnings before interest expense, income tax expense and depreciation and amortization. EBITDAre is the NAREIT definition of EBITDA (as defined above), but it is further adjusted to follow the definition included in a white paper issued in 2017 by NAREIT, which recommended that companies that report EBITDA also report EBITDAre. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and impairment charges on depreciable real property. Adjusted EBITDAre, as computed by us, is EBITDAre further adjusted to exclude straight-line rent and non-cash compensation expense. Annualized Adjusted EBITDAre is Adjusted EBITDAre, plus adjustments for intraquarter investment activity, multiplied by four. We present EBITDA, EBITDAre and Adjusted EBITDAre as they are measures commonly used in our industry. We believe that these measures are useful to investors and analysts because they provide supplemental information concerning our operating performance, exclusive of certain non-cash items and other costs. We use EBITDA and EBITDAre as measures of our operating performance and not as measures of liquidity. EBITDA, EBITDAre and Adjusted EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of EBITDA and EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs. NOI, Cash NOI, and Normalized Cash NOI NOI means net operating income, and it is computed in accordance with GAAP. We compute NOI as net income (computed in accordance with GAAP), excluding general and administrative expenses, interest expense (or income), income tax expense, depreciation and amortization, gains (or losses) from the sales of depreciable property, impairment charges on depreciable real property, transaction costs, and other income (or expense). Cash NOI is computed by us as NOI excluding straight-line rent and amortization of above/below-market leases adjustments and lease incentives. We believe NOI and Cash NOI provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis. NOI and Cash NOI are not measurements of financial performance under GAAP, and our NOI and Cash NOI may not be comparable to similarly titled measures of other companies. You should not consider our NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Non-GAAP Measures and Definitions (cont’d) 21

Non-GAAP Measures and Definitions (cont’d) 22 Normalized Cash NOI is computed by us as Cash NOI adjusted to remove Cash NOI for properties acquired during the period shown, and then replace the removed amount with an estimated equivalent ABR for the full period. It is further adjusted to remove Cash NOI for properties disposed of during the period shown. Other Definitions ABR means annualized base rent. ABR is calculated by multiplying (i) cash rental payments (a) for the month ended March 31, 2022 (or, if applicable, the next full month’s cash rent contractually due in the case of rent abatements, rent deferrals, recently acquired properties and properties with contractual rent increases, other than properties under development) for leases in place as of March 31, 2022, plus (b) for properties under development, the first full month’s estimated permanent cash rent contractually due after the development period by (ii) 12. Defensive Category is considered by us to represent tenants that focus on necessity goods and essential services in the retail sector, including discount stores, grocers, drug stores and pharmacies, home improvement, automotive service and quick-service restaurants, which we refer to as defensive retail industries. The defensive sub-categories as we define them are as follows: (1) Necessity, which are retailers that are considered essential by consumers and include sectors such as drug stores, grocers and home improvement, (2) Discount, which are retailers that offer a low price point and consist of off-price and dollar stores, (3) Service, which consist of retailers that provide services rather than goods, including, tire and auto services and quick service restaurants, and (4) Other, which are retailers that are not considered defensive in terms of being considered necessity, discount or service, as defined by us. Leases are individual properties with a distinct lease agreement in place, development activities where a lease is expected at a future date, or in the case of master lease arrangements each property under the master lease is counted as a separate lease. Net Debt is computed by us as the principal amount of total debt outstanding less cash, cash equivalents, and restricted cash. Occupancy is expressed as a percentage, and it is the number of economically occupied properties divided by the total number of properties owned. Properties under development are excluded from the calculation. OP units means operating partnership units not held by NETSTREIT.

Forward Looking and Cautionary Statements 23 This supplemental report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements concerning our business and growth strategies, investment, financing and leasing activities and trends in our business, including trends in the market for single-tenant, retail commercial real estate. Words such as “expects,” “anticipates,” “intends,” “plans,” “likely,” “will,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this supplemental report may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. For a further discussion of these and other factors that could impact future results, performance or transactions, see the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 24, 2022 and other reports filed with the SEC from time to time. Forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this supplemental report. New risks and uncertainties may arise over time and it is not possible for us to predict those events or how they may affect us. Many of the risks identified herein and in our periodic reports have been and will continue to be heightened as a result of the ongoing and numerous adverse effects arising from the novel coronavirus (COVID-19). We expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.